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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 7, 2004


                               OUTLOOK GROUP CORP.
                               -------------------

             (Exact name of registrant as specified in its charter)


        Wisconsin                       000-18815                39-1278569
----------------------------           -----------              ------------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

                               1180 American Drive
                             Neenah, Wisconsin 54956
                             -----------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (920) 722-2333
                                 --------------


                                       N/A

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 2.           Acquisition or Disposition of Assets.


         On July 7, 2004, Outlook Group Corp. sold certain assets of its Paragon Direct Division ("Paragon Direct") to A.B. Data, Ltd. In the transaction, A.B. Data also assumed specified contractual obligations of Paragon Direct. The transaction was effective as of June 30, 2004.

         Paragon Direct customizes direct marketing systems for business-to-business catalog companies, commercial printers and other businesses. Paragon Direct services include list processing, database development, merge/purge, postal data, mail processing and sorting, personalized forms and letters and analytical services such as customer modeling and response analysis. While A.B. Data acquired certain customer relationships which were directly with the Paragon Direct, Outlook Group retained relationships with other customers who use multiple Outlook Group services and can continue to make these types services available to other customers directly or through ongoing arrangements with A. B. Data or other providers.

         The transaction provided for a total purchase price equaling the book value of the assets which were sold, estimated at approximately $390,000 (subject to post-closing confirmations), plus the value of the assumed liabilities. Of that amount, approximately $40,000 was paid at closing, and the balance will be paid periodically over four years. Outlook Group retained, among other assets, accounts receivable, the facility lease, and certain customer agreements and software licenses. Outlook Group and A.B. Data have also entered into agreements under which they may sell each others services for specified commissions, and Outlook Group will make limited payments to A.B. Data if Paragon Direct continuing sales are below specified amounts in the future. A.B. Data has also committed to making Paragon Direct services available to Outlook Group to support Outlook Group customers. The acquisition agreement and related agreements also include various other customary terms and conditions.

         The terms of the transactions were determined by arms' length negotiations between Outlook Group and A.B. Data. Prior to the transactions, there were no material relationships between Outlook Group on the one hand and
A. B. Data on the other.

         Because of the character of assets and liabilities sold and retained, Outlook Group does not believe that the disposition involved the sale of a "business" or that the transferred assets or operations of Paragon Direct are material or "significant" to it on a financial statement basis such that financial statements of the sold assets, or related pro forma financial information, would be meaningful or required to be filed with this report.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                     OUTLOOK GROUP CORP.




Date: July 19, 2004                                  By: /s/ Paul M. Drewek
                                                        ------------------------
                                                        Paul M. Drewek
                                                        Chief Financial Officer


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